 MEMORANDUM OF UNDERSTANDING

MEMORANDUM OF UNDERSTANDING

July 15, 2004

Mr. Xinnong Yang

President

CityCaps Information Technology Co., Ltd.

Room 3203, Pudong Software Park, 498 Guo shoujing Road

Shanghai 201203, China

Re:  Acquisition of CityCaps Information Technology Co., Ltd By World Wide Web, Inc. (WWWB).

Dear Mr. Xinnong:

This Memorandum of Understanding (“Memorandum”) serves to memorialize the principal terms of understanding between CityCaps Information Technologies, Inc. (CityCaps) and World Wide Web, Inc. (WWWB) and its shareholders regarding the structure of a business combination providing for the acquisition of CityCaps by WWWB to become a wholly owned subsidiary of WWWB.  It is understood and agreed by the parties to this Memorandum that a detailed, definitive agreement (the “Acquisition Agreement”) will be prepared that consummates details and specifies the relevant terms, provisions warrants and covenants of the parties as contemplated by this Memorandum.

Public Shares Outstanding

At the time of closing WWWB will have approximatley3,253,201 shares issued and outstanding including shares bought or sold by current shareholders during the term of this Letter of Intent. World Wide Web will provide representations and warranties as to current SEC filings, and reporting status and undisclosed liabilities, if any.

World Wide Web Ownership	Mr. Herb Sider (64.01%) 2,082,500 shares, Mr. Michael L. Zuliani, (6.15%) 200,000 shares and the public float (29.84%) 970,701 shares which equals 100% ownership in World Wide Web, Inc.
CityCaps Ownership

Mr. Xinnong Yang (25.70%), Mr. Henry Liou (38.56%), and Mr. Michael Zuliani (29.64) and Mr. Herb Sider (6.10) which equals 100% ownership in CityCaps.

     a.  World Wide Web, Inc. shall issue up to 8,000,000 shares. These shares shall be held in escrow at the Law Offices of Harold P. Gewerter, Esq. in Las Vegas, Nevada until such time as the documents have been filed and 100% ownership has been transferred from  CityCaps to WWWB.  All Shares newly issued shares in WWWB will be placed in trust with Mr. Gewerter for distribution to the shareholders of CityCaps.  CityCaps shall provide Mr. Gewerter with a current list of its shareholders and the 8,000,000 shares will be distributed to them on a pro-rata basis.  (The stock distribution will be as follows: Henry Liou, 3,084,750 -- Xinnong Yang, 2,056,500 –Michael Zuliani, 2,370,625 and Herb Sider, 488,125)  CityCaps will receive an additional 2,000,000 shares of WWWB (restricted) which shares are anticipated to remain with CityCaps without subsequent distribution. These shares shall be held in escrow with Mr. Gewerter.  These shares may not be distributed except in accordance with the rules and regulation as promulgated by the United States Securities and Exchange Commission and subject to the following:

b.       A ¾ majority vote of its board members is required for all   The New board is as follows:

1.       Michael Zuliani

2.       Gerald Wish

3.       Xinnong Yang

4.       Henry Liou.

Subsequent to the consummation of the transaction as contemplated herein, the board of directors and officers of World Wide Web, Inc. shall be as follows.  The new officers and directors will be elected as follows:  Michael Zuliani will remain CEO and be elected as the new President and Secretary, Herb Sider will retire as President, Secretary, Treasurer and Board Member, Henry Liou will become the new Treasurer and Board Member, Xinnong Yang will be Vice-President and Board Member of WWWB and President and CEO of CityCaps China operation and Gerald Wish will become the new CFO and Board Member.  All of the above will remain as directors of the board, except Herb Sider who will be replaced by Gerald Wish, for both CityCaps and WWWB.  A ¾ majority of the board members must ratify all board decisions and if one cannot be agreed upon it will go to a vote by the shareholders for a 51% majority to ratify the motion.

After the Merger	There will be 13,253,201 shares outstanding
Due Diligence Costs

Each party shall be granted full access to copies of       corporate records of the other and WWWB shall begin   the process to obtain directors and officer’s liability   coverage.  Each party shall be responsible to conduct   its own due diligence examination prior to closing.

Piggy Back Rights

Owners of restricted shares of World Wide Web (WWWB), as of the closing date, will receive “Piggy Back Rights” for the registration for any of their stock that may be under legend at the time of the registration for any offering.  As long as this does not violate any laws in the USA or China.

Closing

Closing shall occur on or before August 17, 2004 or as such time and place as may be agreed upon by the parties.  Closing shall not occur unless or until audited financial statements are prepared in accordance with U.S. GAAP or otherwise in accordance with standards acceptable to the United States Securities and Exchange Commission.

Corporate Governance and Disclosure Requirements

The parties agree that prior to consummation of the business combination which shall be defined as execution of the Acquisition Agreement, WWWB shall be responsible for requisite disclosure filing(s) with the SEC as such pertain to the reporting status of the company except for those reporting obligations incumbent upon individual shareholders relating to the beneficial interest obtained by such in the course of the transaction(s) contemplated herein.  Moreover WWWB shall be responsible for observing the rules and regulations as promulgated by the laws of the United States such that this transaction and its consummation satisfy same.  Likewise, CityCaps shall be responsible for observing the rules and regulations as promulgated by the laws of the People’s Republic of China such that this transaction and its consummation satisfy same.

Upon the consummation of the business combination between WWB and CityCaps WWWB shall be obliged to observe and maintain disclosure obligations consistent with the reporting requirement of the SEC.

Stock Restriction	The parties are aware that the stock to be transferred in conjunction with the transaction(s) contemplated herein, is restricted and is therefore subject to the provisions of Rule 144.
The Acquisition Agreement

The acquisition of CityCaps by WWWB as contemplated herein shall be consummated pursuant to the Acquisition Agreement as drafted by counsel to WWWB and reasonably acceptable to City Caps, its principals and legal counsel thereto.  The Acquisition Agreement will contain, among other things, appropriate representations and warranties by WWWB and its principals as well as CityCaps and its principals as applicable.  It will also contain covenants of each party(s) reflecting the provisions set forth herein, and appropriate conditions including qualification of the shares under applicable Blue Sky laws, the filing of a Certificate of Amendment to the Company's Articles of Incorporation as applicable, and opinions of counsel.

 This MOU may be signed by the parties on more than one copy, which when taken together, each signed copy shall be read as one completed form.  Facsimile signatures may be accepted as original.

Expenses:

WWWB and CityCaps will each bear their own legal and other expenses with respect to the transaction(s) contemplated herein (except that, WWWB shall be responsible for any SEC filing costs and the audit to be prepared of the books and records of CityCaps.

Finders	Both Parties hereby acknowledge that no brokerage commissions or finders fees are due to any third parties.
Exclusive Dealings

So long as the parties are proceeding in good faith with the proposed business combination as outlined herein, neither party shall negotiate with any other parties concerning the matter as addressed herein..

Counsel to WWWB	Harold P. Gewerter, Esq. 5440 West Sahara Suite 202 Las Vegas, Nevada 89146 USA
Counsel to CityCaps	Sean C. Xia 17 Floor, 288 An-fu Road Shanghai, 200031 P.R. China 021-54656901, E-mail: Sean_xia@zhongzi.com.cn

If the terms as set forth above meet with your approval, please indicate your acceptance and approval below where indicated.

World Wide Web, Inc. (WWWB)

By: ____________________

Mike Zuliani, CEO

CityCaps Information Technologies, Co., Ltd.  (CityCaps)

By:  _________________________

Xinnong Yang, President